EXHIBIT 4.10

RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

between

RFS HOLDING, L.L.C.,

Seller,

and

RFS FUNDING TRUST,

Buyer,

Dated as of June 27, 2003

i

SCHEDULES

SCHEDULE 1	List of Accounts

SCHEDULE 6.1(a)	Seller’s UCC Information

EXHIBITS

ii

RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of June 27, 2003 (this “Agreement”), between RFS HOLDING, L.L.C., a Delaware limited liability company, as Seller (“Seller”) and RFS FUNDING TRUST, a Delaware statutory trust, as Buyer (“Buyer”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions

“Account” means each Initial Account and each Additional Account, but excludes any Account all of the Receivables in which are either reassigned or assigned to Seller or its designee in accordance with this Agreement, and any Accounts which in accordance with Seller’s customary practices have been removed from Seller’s computer records due to lack of activity.  The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as (a) such transfer is made in accordance with the Credit and Collections Policies and (b) such Transferred Account can be traced or identified, by reference to or by way of any Account Schedule delivered to Buyer pursuant to this Agreement, as an account into which an Account has been transferred.  Notwithstanding the foregoing, no account in a Dual Card Program shall be deemed to be a “Transferred Account” with respect to any Account in a Private Label Program.  Any Account in which the Principal Receivables have become Charged-Off Receivables shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Receivables notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by Originator.  The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date.  To avoid doubt, and without limiting the foregoing, each Flagged Account is an Account.

“Accounting Changes” means, with respect to any Person: (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Account Schedule” means a computer file or microfiche list containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to the Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Notice Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any Account Schedule relating to Transferred Accounts or any other Account Schedule.  Notwithstanding the foregoing, the initial Account Schedule does not set forth receivables balances, and any failure to set forth receivables balances in such a file or list shall not impair the file’s or list’s effectiveness as an Account Schedule.

“Addition Cut-Off Date” means the date as of which any credit card accounts are designated to be included as Additional Accounts, as specified in the related Assignment.

“Addition Date” means, as to any Additional Accounts, the date as of which receivables outstanding in such Additional Account are first sold to Buyer, as specified in the related Assignment.

“Additional Accounts” is defined in Section 2.6(a).

“Additional Retailer” means any retailer for which Originator maintains a Private Label Program, a Dual Card Program or both, which retailer is designated as an “Additional Retailer” in accordance with Section 2.6(e).

“Administration Agreement” means that certain Amended and Restated Administration Agreement dated as of December 30, 2002 and amended and restated as of June 27, 2003, among the Administrator, the Borrower and the Trustee.

“Administrator” means GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as a successor Administrator.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables as of such date (excluding Principal Receivables that are Specified Retailer Receivables), plus the principal amount of any Participation Interests.

“Aggregate Reassignment Amount” means, for any reassignment of the Transferred Receivables pursuant to Section 6.1(f), the aggregate outstanding amount of Transferred Receivables (including Principal Receivables and Finance Charge Receivables) as of the end of the last preceding Monthly Period; provided that in no event shall the Aggregate Reassignment Amount be less than the sum of the amounts specified pursuant to the Indenture and the “Payoff Amount” specified (and as defined in) the Funding Agreement.

“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4.

“Assignment” is defined in Section 2.6(d).

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or trustee of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Banana Republic Program Agreement” means that certain Amended and Restated Consumer Credit Card Program Agreement, dated as of August 29, 2000, by and among Gap, Inc. and Monogram.

“Banana Republic Retailers” means Gap, Inc. d/b/a Banana Republic and its permitted assigns under the Banana Republic Program Agreement.

“Bank Receivables Sale Agreement” means the Receivables Sale Agreement dated as of June 27, 2003, between Monogram and Seller.

“Bankruptcy Event” means, as to any Person, any of the following events: (a) a case or proceeding shall have been commenced against such Person seeking a decree or order in respect of such Person (i) under any Debtor Relief Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or (b) such Person shall (i) file a petition seeking relief under any Debtor Relief Law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or statutory trust action in furtherance of any of the foregoing.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Connecticut or the state of Servicer’s principal place of business (currently Georgia).

“Buyer” is defined in the preamble.

“Charged-Off Receivable” means a Principal  Receivable (or any portion thereof) arising in an Account which either (a) is 180 days past due or (b) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.  To avoid doubt, a Principal Receivable shall become a Charged-Off Receivable upon the earlier of the events described in clause (a) or clause (b) to occur with respect to the related Account.

“Closing Date” means June 27, 2003.

“Collection Account” means the deposit account from time to time designated as the “Collection Account” pursuant to the Indenture.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by Originator or Servicer in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges, (b) cash proceeds of Related Security with respect to such Receivable and (c) any in-store payments received by a Retailer, Servicer or Originator with respect to such Receivable.

“Contract” means the agreement and Federal Truth in Lending Statement for revolving credit card accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Credit and Collection Policies” means, with respect to each credit card program from which Accounts are drawn, Originator’s policies and procedures relating to the operation of such credit card program, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Credit Card Program Agreement” means one or more agreements between Originator and a Retailer pursuant to which Originator provides a Private Label Program, a Dual Card Program or both to the Retailer and its customers.

“Daily Sale Commencement Date” means the date that the first series of Notes is issued or such earlier date as may be agreed upon between Buyer and Seller.

“Date of Processing” means, as to any transaction, the Business Day on which the transaction is first recorded on Servicer’s computer file of consumer revolving accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” means Title 11 of the United States Code, the Federal Deposit Insurance Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Discount Option Receivables” is defined in Section 2.8(b).

“Discount Option Receivables Collections” is defined in Section 2.8(c).

“Discount Percentage” is defined in Section 2.8(a).

“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit card accounts to customers of a Retailer, which accounts combine a private label credit line for use at the Retailer’s retail establishments or in its catalogue sales business and a general purpose credit line for use elsewhere.

“Early Amortization Event” means an “Early Amortization Event” for any series of Notes, as defined in the Indenture and the applicable supplement to the Indenture relating to that series of Notes.

“Eligible Account” means a credit card account that satisfies the definition of “Eligible Account” in the Bank Receivables Sale Agreement as of the applicable date specified therein.

“Eligible Receivable” means a Receivable that satisfies the definition of “Eligible Receivable” in the Bank Receivables Sale Agreement; it being understood that references to “Buyer” and “Seller” in such definition shall be deemed to refer to Buyer and Seller as defined in this Agreement.

“Excess Funding Account” means the deposit account from time to time designated as the “Excess Funding Account” pursuant to the Indenture.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Flagged Account” is defined in Section 2.1(b).

“Free Equity Amount” means, at any time, the excess, if any, of the Note Trust Principal Balance over the sum of the portions of the Note Trust Principal Balance allocated as collateral (referred to in the Indenture as the “Collateral Amount”) for each then outstanding series of Notes.

“Funding Agreement” means that certain Receivables Funding Agreement dated as of June 27, 2003, between the Buyer and the Lender, which amends and restates that certain Third Amended and Restated Receivables Funding and Servicing Agreement

dated as of September 25, 1997 and amended and restated as of July 22, 1998, as of March 22, 2001, and as of December 30, 2002, among the Buyer, the Lender, the Servicer and GE Capital.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Gap Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Monogram.

“Gap Retailers” means Gap, Inc. and its permitted assigns under the Gap Program Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GECAF Retailer” means each retailer who is from time to time a party to a dealer agreement with Monogram relating to Monogram’s GECAF private label credit card program.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Principal Balance” is defined in Section 2.8(b).

“Inactive Account” is defined in Section 2.7(d).

“Indenture” means the master indenture to be entered into between Issuer and an indenture trustee.

“Indenture Security Agreement” means the Security Agreement to be entered into between Buyer and the Indenture Trustee.

“Indenture Trustee” means, at any time, the Person acting as indenture trustee under the Indenture.

“Ineligible Receivable” is defined in Section 6.1(d).

“Initial Account” means each open end credit card account identified in the Account Schedule delivered in connection with the execution and delivery of this Agreement.

“Insurance Proceeds” means any amounts payable to Originator pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Involuntary Removal” is defined in Section 2.7(b).

“Issuer” means GE Capital Credit Card Master Note Trust, a Delaware statutory trust.

“JCPenney Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of December 6, 1999, by and between J.C. Penney Company, Inc. and Monogram.

“JCPenney Retailers” means J.C. Penney Company, Inc. and other Authorized Entities as such term is defined in the J.C. Penney Program Agreement.

“Lender” means the Person who makes advances under the Funding Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Lowe’s Retailers” means each of Lowe’s Companies, Inc., Lowe’s Home Centers, Inc., The Contractor Yard, Inc., Lowe’s HIW, Inc. and certain of their affiliates.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Seller to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of Seller or Buyer under any Related Document or (c) the Transferred Receivables, the Contracts therefor or the ownership interests or Liens of Seller or Buyer thereon or the priority of such interests or Liens.

“Maximum Addition Amount” means, with respect to any Addition Date:

(a) an aggregate principal balance as of such Addition Date of Additional Accounts not in excess of lesser of:

(i) the result of (A) 15% of the Aggregate Principal Receivables determined as of the first day of the third preceding Monthly Period minus (B) the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the applicable Addition Cut-Off Date); and

(ii) the result of (A) 20% of the Aggregate Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of such calendar year (measured, for each such Additional Account, as of the applicable Addition Cut-Off Date); and

(b) a total number of Additional Accounts not in excess of the lesser of:

(i) the result of (A) 15% of the total number of Accounts determined as of the first day of the third preceding Monthly Period minus (B) the total number of Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period; and

(ii) the result of (A) 20% of the total number of Accounts determined as of the first day of the calendar year in which such Addition Date occurs minus (B) the total number of Accounts that have been designated as Additional Accounts since the first day of such calendar year.

“Minimum Free Equity Amount” means the minimum Free Equity Amount that the Issuer is required to maintain pursuant to the Indenture.

“Monogram” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of the State of Georgia.

“Montgomery Ward” means Montgomery Ward & Co. Incorporated.

“Monthly Period” means each period beginning on the 22nd day of one calendar month and ending on the 21st day of the next calendar month; except that the Monthly Period that ends in July 2003 shall begin on June 19, 2003 and shall end on July 21, 2003.

“Note” means any note issued by the Issuer, and authenticated by the Indenture Trustee pursuant to the Indenture.

“Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the result of (a) the Aggregate Principal Receivables at that time, plus (b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount), minus (c) the Borrowing Base (as defined in the Trust Agreement) for that Monthly Period.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Old Navy Program Agreement” means that certain Consumer Credit Card Program Agreement, dated as of August 28, 2000, by and among Gap, Inc. and Monogram.

“Old Navy Retailers” means Gap, Inc. d/b/a Old Navy and its permitted assigns under the Old Navy Program Agreement.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means Monogram or any other originator so designated pursuant to Section 2.10.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable as reflected on Servicer’s books and records (after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8); and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Participation Interest” is defined in the Bank Receivables Sale Agreement.

“Payment Date” means, except as otherwise specified in any supplement to the Indenture, the 15th day of each calendar month, or if the 15th day is not on a Business Day, the next Business Day.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Prior Transfer Agreement” means that certain Third Amended and Restated Receivables Transfer Agreement dated as of September 25, 1997, amended and restated

as of July 22, 1998, as of March 22, 2001 and as of December 30, 2002 between Originator and Buyer.

“Private Label Program” means a business arrangement in which Originator agrees to extend open end credit card accounts to customers of such Retailer and such Retailer agrees to allow purchases to be made at its retail establishments, or in its catalogue sales business, under such accounts.

“Purchase Date” means the Closing Date and (a) prior to the Daily Sale Commencement Date, the last day of each Monthly Period and (b) thereafter, each Business Day.

“Purchase Price” is defined in Section 2.4(a).

“Rating Agency” means, as to any class of Notes, the rating agency or agencies, if any, specified in the related supplement to the Indenture.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified Issuer that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class with respect to which it is a Rating Agency.

“Reassignment” is defined in Section 2.7(a).

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by Originator, Servicer, or any Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (a) so long as the servicing arrangement described in Section 2.1(c) of the Bank Receivables Sale Agreement remains in effect, amounts allocated to the Transferred Receivables pursuant to that Section and (b) if at any time that servicing arrangement no longer remains in effect, with respect to any Transferred Receivable, (i) Collections of such Transferred Receivable received after such Transferred Receivable was charged off as uncollectible but before any sale or other disposition of such Transferred Receivable after charge off; and (ii) any proceeds from such a sale or other disposition by Seller of such a charged-off Transferred Receivable, in each of clauses (i) and (ii) net of expenses of recovery.

“Related Documents” means this Agreement, the Bank Receivables Sale Agreement, the Trust Agreement, the Transfer Agreement, the Indenture, the Servicing Agreement, the Indenture Security Agreement, the Administration Agreement and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any

Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

“Related Security” means with respect to any Receivable: (a) all of Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Removed Accounts” is defined in Section 2.7(a).

“Removal Date” is defined in Section 2.7(a).

“Removal Notice Date” is defined in Section 2.7(a).

“Required Principal Balance” means the minimum Note Trust Principal Balance that the Issuer is required to maintain pursuant to the Indenture.

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

“Retailer” means the Banana Republic Retailers; the Gap Retailers; the GECAF Retailers; Home Depot U.S.A.; the JCPenney Retailers, Inc.; the Lowe’s Retailers; Montgomery Ward; the Old Navy Retailers; the Sam’s Club Retailers, the Wal-Mart Retailers and from time to time, any “Additional Retailer” designated pursuant to (and as defined in) this Agreement.  It is understood and agreed that (a) additional retailers who from time to time become GECAF Retailers shall automatically be treated as Retailers with respect to Monogram’s GECAF program without the necessity of complying with the terms of Section 2.6(e) and (b) any Person designated as a Retailer shall cease to be included as a Retailer if the Accounts related to that Person are designated as Removed Accounts pursuant to Section 2.7(b), effective at the time that the repurchase of the related Transferred Receivables is completed.

“RFS Funding Termination Date” means the date on which Buyer is terminated and all of the Transferred Receivables held by Buyer are transferred to the Issuer.

“Sam’s Club Program Agreement” means that certain Third Amended and Restated Consumer Credit Card Program Agreement, dated as of February 1, 1999, by and among Wal-Mart Stores, Inc., Sam’s West, Inc., Sam’s East, Inc. and Monogram.

“Sam’s Club Retailers” means Sam’s West, Inc., a Delaware corporation, Sam’s East, Inc., a Delaware corporation, and their respective successors and permitted assigns under the Sam’s Club Program Agreement.

“Seller” means RFS Holding, L.L.C. or any additional Person designated as a “Seller” in accordance with Section 2.9.

“Servicer” means Monogram, in its capacity as Servicer under the Servicing Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, among Servicer, Buyer and, upon its accession as provided therein, Issuer.

“Specified Retailer Receivables” means the Transferred Receivables arising in the Originator’s programs for Home Depot U.S.A., Inc. and Montgomery Ward.  Transferred Receivables arising in the Originator’s program for Montgomery Ward that have been transferred to the Originator’s program for Wal-Mart Retailers shall not be considered Specified Retailer Receivables.

“Sub-Servicer” means any Person with whom Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Transfer Agreement” means the Transfer Agreement to be entered into between Seller and the Issuer.

“Transfer Date” means a date on which Buyer acquires Transferred Receivables from Seller pursuant to Section 2.1 or any Assignment.

“Transferred Account” is defined within the definition of Account.

“Transferred Assets” is defined in Section 2.1.

“Transferred Receivable” means any Receivable purchased by Buyer from Seller pursuant to this Agreement or any Assignment, including Principal Receivables and Finance Charge Receivables that exist at the time of purchase of any Principal Receivables in the same Account or that arise in an Account after the date of purchase of Principal Receivables in the Account.  However, Receivables that are repurchased by Seller pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Receivables” from the date of such purchase.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of December 19, 2002 among Seller, General Electric Capital Services, Inc., and Deutsche Bank Trust Company Delaware, as trustee, as amended and restated on June 27, 2003 among Seller, RFS Holding, Inc. (as assignee of General Electric Capital Services, Inc.) and Deutsche Bank Trust Company Delaware, as trustee.

“Trustee” means Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as trustee under the Trust Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“United States” means the United States of America, together with its territories and possessions.

“Wal-Mart Program Agreement” means that certain Consumer Credit Card Program Agreement dated as of August 26, 1999, by and between Wal-Mart Stores, Inc. and Monogram.

“Wal-Mart Retailers” means ‘Retailer’ as such term is defined in the Wal-Mart Program Agreement.

Section 1.2             Other Interpretive Matters.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein.  For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (i) references to any Person include that Person’s successors and permitted assigns.

ARTICLE II

SALES AND CONTRIBUTIONS

Section 2.1             Sales and Contributions.  (a) By execution of this Agreement, Seller does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under, (i) the Receivables existing at the opening of business on the Closing Date, and thereafter created from time to time until the Agreement Termination Date (excluding, however, any Receivables existing on the Closing Date or thereafter arising in any Account relating to Montgomery Ward or Seller’s currently existing program for Home Depot U.S.A., Inc.), together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, (ii) without limiting the generality of the foregoing or the following, all of Seller’s rights pursuant to the Bank Receivables Sale Agreement to receive payments from any Retailer on account of in-store payments and any other amounts received by such Retailer in payment of Receivables, (iii) all of Seller’s other rights under the Bank Receivables Sale Agreement and (iv) all proceeds of all of the foregoing (collectively, the “Transferred Assets”).  The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Originator, Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.  The foregoing conveyance shall be effective (x) on the Closing Date, as to all Transferred Assets then existing, (y) thereafter until the Daily Sale Commencement Date, on each Purchase Date, as to all Transferred Assets arising since the prior Purchase Date and (z) from and after the Daily Sale Commencement Date, instantaneously upon the creation of each Transferred Asset.

(b)           Seller agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to Seller or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) on or prior to the date referred to in clauses (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule.  The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.  Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Seller further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) Seller shall have delivered to Buyer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Receivables to continue to be perfected with the priority required by this Agreement.  At any time that the code referenced in clause (i) is included with respect to any account, such account shall be a “Flagged Account.”

Section 2.2             Acceptance by Trustee.

(a)           Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1.  Trustee shall maintain a copy of Schedule 1, as delivered to it from time to time.

(b)           Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Trustee, from time to time, except (i) to Servicer, any Sub-Servicer or as required by a Requirement of Law applicable to Trustee, (ii) in connection with the performance of Trustee’s duties hereunder, (iii) to Indenture Trustee in connection with Indenture Trustee’s duties or (iv) to bona fide creditors or potential creditors of Servicer or Seller for the limited purpose of enabling any such creditor to identify Transferred Receivables or Accounts subject to this Agreement.  Trustee agrees to take such measures as shall be reasonably requested by Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Seller or its duly authorized representatives to inspect Trustee’s security and confidentiality arrangements from time to time during normal business hours upon prior written notice.  Trustee shall promptly notify Seller of any request received by Trustee to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Trustee is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

Section 2.3             Grant of Security Interest.  The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale by Seller to Buyer and not a loan by Buyer to Seller secured by the Transferred Assets.  Notwithstanding anything to the contrary set forth in this Section 2.3, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that Seller shall be deemed to have granted, and Seller hereby grants, to Buyer a first priority lien and security interest in and to all of Seller’s right, title and interest in, to and under the Transferred Assets, subject only to Permitted Encumbrances.

Section 2.4             Purchase Price. (a)  The purchase price for the Transferred Receivables and the other Transferred Assets related thereto shall equal the Outstanding Balance of the Principal Receivables included therein, adjusted consistent with any applicable Discount Percentage (such amount for any Transferred Assets, the “Purchase Price”).

(b)           The Purchase Price for any Transferred Assets sold by Seller under this Agreement shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Seller; provided, however, that Buyer may, with respect to any sale or contribution, offset against such Purchase Price any amounts owed by Seller to Buyer hereunder and which remain unpaid.  On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Seller the Purchase Price for the applicable Transferred Assets in same day funds.  If Buyer does not have sufficient cash on any Purchase Date or other date set by the parties for payment to pay the full Purchase Price, the remaining balance shall be deemed to be contributed to Buyer in exchange for a corresponding increase in the Free Equity Amount.  During the period beginning on the Daily Sale Commencement Date and ending when mutually agreed between Buyer and Seller, the Purchase Price payable on each Purchase Date shall be based on good faith estimates of the amount of new Receivables since the prior Purchase Date, and the Buyer and Seller shall make compensating payments on each Payment Date as necessary to correct for any errors in estimation.

Section 2.5             Adjustments.  If on any day the outstanding amount of any Principal Receivable is reduced because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the outstanding amount of any Principal Receivable is otherwise reduced other than on account of Collections thereof or such amount being charged-off as uncollectible, then, Seller shall compensate Buyer for such reduction as provided below.  The compensation payable by Seller for any such reduction shall equal the amount of the reduction in the Outstanding Balance of the Principal Receivable.  Seller shall pay such compensation to Buyer not later than the second Business Day after adjustment or less frequently if so agreed between Buyer and Seller.

Section 2.6             Addition of Accounts.

(a)           If, at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount, Seller shall require Originator to designate additional Eligible Accounts to be included as “Accounts” under (and as defined in) the Bank Receivables Sale Agreement, and Seller shall in turn designate such accounts (“Additional Accounts”) as Accounts for purposes of this Agreement in a sufficient amount such that the Free Equity Amount at the end of such Monthly Period, computed on a pro forma basis as if the Additional Accounts had been designated prior to the end of such Monthly Period, is at least equal to the Minimum Free Equity Amount (if any).  In addition, if, at the end of any Monthly Period, the Note Trust Principal Balance is less than the Required Principal Balance, Seller shall require Originator to designate additional Eligible Accounts to be included as “Accounts” under the Bank Receivables Sale Agreement, and Seller shall in turn designate such accounts as Additional Accounts for purposes of this Agreement in a sufficient amount such that the Note Trust Principal

Balance will be equal to or greater than the Required Principal Balance.  Receivables from such Additional Accounts shall be transferred to Buyer on or before the tenth Business Day following such Monthly Period.  To the extent Seller designates Additional Accounts with Principal Receivables substantially in excess of the amount of Principal Receivables required under this subsection 2.6(a), such excess shall be deemed to be optional Additional Accounts under subsection 2.6(b) below and will be permitted to be so designated solely to the extent permitted by subsection 2.6(b).

(b)           Voluntary Additions of Accounts.  In addition to its obligation under subsection 2.6(a), Seller may also designate additional Eligible Accounts as Additional Accounts if Originator wishes to designate additional Accounts under the Bank Receivables Sale Agreement at a time when Additional Accounts are not required pursuant to subsection 2.6(a).

(c)           Participation Interests.  In lieu of, or in addition to, designating Additional Accounts as required by subsection (a) above or designating additional Accounts as permitted by subsection (b) above, Seller may convey Participation Interests to Buyer.  The Rating Agency Condition must be satisfied in connection with any such conveyance and Seller and Buyer will enter into a supplement to this Agreement specifying the terms of any such conveyance.

(d)           Conditions for Additions of Additional Accounts.  Any sale of Receivables from Additional Accounts under subsection 2.6(a) or (b) shall occur only upon satisfaction of the following conditions (to the extent provided below):

(i)            on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b), Seller shall give Buyer written notice that such Additional Accounts will be designated, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii)           on or before the Addition Date, (A) Seller shall have delivered to Buyer, a written assignment in substantially the form of Exhibit A (the “Assignment”) (which may be executed by the Administrator on behalf of the Buyer), (B) the representations and warranties of Seller set out in Exhibit A shall be true with respect to the Additional Accounts and (C) Seller shall indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Buyer;

(iii)          Seller shall not make more than one such designation per Retailer in any one Monthly Period;

(iv)          Seller shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to Buyer (in such numbers and with such additional addressees as Buyer may reasonably request) substantially in the form of Exhibit D (with appropriate modifications);

(v)           in the case of any designation pursuant to subsection (b), if the designation will cause the number or principal amount of Additional Accounts to exceed the Maximum Addition Amount, five Business Days prior written notice shall have been given to the Rating Agencies and the Rating Agency Condition shall have been satisfied with respect to the designation;

(vi)          such Additional Accounts shall not relate to Montgomery Ward, the Originator’s program for Home Depot U.S.A., Inc. existing on the Closing Date or, unless the Rating Agency Condition has been satisfied, the GECAF Retailers; and

(vii)         such Additional Accounts shall have arisen pursuant to a Retailer’s Credit Card Program Agreement, unless the Rating Agency Condition has been satisfied and Buyer has consented to such addition.

(e)           Additional Retailers.  Seller may from time to time designate retailers as “Additional Retailers” if (i) Originator wishes to make such a designation under the Bank Receivables Sale Agreement, (ii) Buyer consents to such designation and (iii) the Rating Agency Condition has been satisfied with respect to the designation.

Section 2.7             Removal of Accounts.

(a)           From time to time, but not more frequently than once during each Monthly Period for any Retailer, Seller shall have the right to require the reassignment to it or its designee of all Buyer’s right, title and interest in, to and under the Transferred Receivables then existing and thereafter created in a specified set of Accounts (the “Removed Accounts”), together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, upon satisfaction of the following conditions:

(i)            on or before the tenth Business Day immediately preceding the Removal Date (the “Removal Notice Date”) Seller shall have given Buyer, Servicer and each Rating Agency written notice of such removal and specifying the date for removal of the Removed Accounts (the “Removal Date”); Seller shall provide each Rating Agency with such additional information relating to such removal as the Rating Agency shall reasonably request;

(ii)           on or prior to the Removal Date, Seller shall have delivered to Buyer an Account Schedule listing the Removed Accounts;

(iii)          with respect to any Involuntary Removal pursuant to Section 2.7(b), Seller shall use reasonable efforts to satisfy the Rating Agency Condition; and as to any other removal, the Rating Agency Condition shall have been satisfied;

(iv)          Seller shall have delivered to Buyer an Officer’s Certificate, dated as of the Removal Date, to the effect that Seller reasonably believes that (A) in the case of any removal other than an Involuntary Removal, such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any series of Notes, (B) in the case of any Involuntary Removal, Seller has used reasonable efforts to avoid having such removal result in an Early Amortization Event, (C) in either case, no selection procedure believed by Seller to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts from among any pool of Accounts of a similar type (it being understood that Seller will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) and (D) in the case of any removal other than an Involuntary Removal, Accounts (or administratively convenient groups of Accounts or Participation Interests, such as billing cycles) were chosen for removal on a random basis;

(v)           in the case of any removal pursuant to Section 2.7(a), the Note Trust Principal Balance in the Removed Accounts shall not exceed the lesser of (A) the excess of the Free Equity Amount over the Minimum Free Equity Amount or (B) the excess of the Note Trust Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period; and

(vi)          in the case of any removal pursuant to Section 2.7(b), the removal shall not cause the Free Equity Amount to be less than the Minimum Free Equity Amount or cause the Note Trust Principal Balance to be less than the Required Principal Balance.

Upon satisfaction of the above conditions, Buyer shall execute and deliver to Seller or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”) (which may be executed by the Administrator on behalf of the Buyer) and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Receivables arising in the Removed Accounts, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivables with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing.  In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of Transferred Receivables pursuant to this Section.

(b)           Seller shall from time to time designate as Removed Accounts any Accounts designated for purchase by a Retailer pursuant to the terms of the related Credit Card Program Agreement (each, an “Involuntary Removal”).  Any repurchase of the Transferred Receivables in Removed Accounts designated pursuant to this Section 2.7(b) shall be effected in the manner and at a price determined in accordance with  Section 6.1(e), as if the Transferred Receivables being repurchased were Ineligible Receivables.  Seller and Buyer acknowledge and agree that all Receivables then outstanding in Accounts related to Home Depot U.S.A., Inc. (including Charged-Off Receivables) shall be purchased by Seller pursuant to this Section 2.7(b) on a date designated by Home Depot U.S.A., Inc. in July 2003.

(c)           On the last day of the Monthly Period in which a Receivable becomes a Charged-Off Receivable, Buyer shall automatically and without further action or consideration be deemed to sell, transfer, and otherwise convey to Seller, without recourse, representation or warranty (except for the warranty that since the date of the transfer of such Charged-Off Receivable by Seller to Buyer under this Agreement, Buyer has not sold, transferred or encumbered any such Receivable or interest therein), all the right, title and interest of Buyer in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof.  The purchase price for the Charged-Off Receivables purchased pursuant to this Section 2.7(c) shall equal the aggregate amount of Recoveries for that Monthly Period.  Such purchase price shall be payable in full in cash by Seller on the Business Day preceding the related Payment Date.

(d)           Seller may from time to time, at its option, by notice to Buyer, designate as a Removed Account any Account (each, an “Inactive Account”) that either (i) has had a zero balance and on which no charges have been made, in each case for at least the preceding 12 months or (ii) has a zero balance and the Obligor of which has agreed to open a credit card account in a related Dual Card Program in substitution for such Account.  On or prior to the Removal Date for any Inactive Accounts, Seller shall have delivered to Buyer an Account Schedule listing the Inactive Accounts that are to become Removed Accounts.

Section 2.8             Discount Option.  (a) For each Retailer, Seller shall have the option (subject to the limitations described below) to designate at any time a fixed or floating percentage (the “Discount Percentage”) of the amount of all Transferred Receivables arising in all Accounts related to such Retailer on or after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables.  Seller may from time to time increase, reduce or eliminate (subject to the limitations described below), the Discount Percentage related to such Retailer for Discount Option Receivables arising in an Account on and after the date of such change.  Seller shall provide 30 days’ prior written notice to Servicer, Buyer, and each Rating Agency of any initial designation, increase, reduction or elimination, and such initial designation, increase, reduction or elimination shall become effective on the date specified therein only if (i) Seller has delivered to Buyer an Officer’s Certificate to the effect that, based on the facts known to such officer at the time, Seller reasonably believes that such initial designation, increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any series of Notes, (ii) in the case of any initial designation or increase, the Discount Percentage for such Retailer shall not exceed 5% after giving effect to that initial designation or increase, unless the Rating Agency Condition has been satisfied with respect to the increase and (iii) Buyer consents to such designation, increase, reduction or elimination.

(b)           The portion of the Principal Receivables arising in Accounts relating to any Retailer as to which a Discount Percentage is in effect that shall be recharacterized as Finance Charge Receivables shall equal the product of (x) an amount (as to any Retailer’s program, the “Gross Principal Balance”) equal to the aggregate Outstanding Balance of such Principal Receivables (before giving effect to the recharacterization) and (y) a fraction the numerator of which is the Discount Option Receivables relating to the Retailer and the denominator of which is the Gross Principal Balance for such Retailer.  The fraction referred to in the preceding clause (y) shall be determined not later than the 10th day of each calendar month (or, if such 10th day is not a Business Day, on the next Business Day) using the numerator and denominator as of the end of the most recent Monthly Period, and that fraction shall be used until recalculated in the next month.  For this purpose, “Discount Option Receivables” means, as to any Retailer, on any Date of Processing on and after the date on which Seller’s exercise of its discount option for such Retailer takes effect, the sum of (i) the aggregate amount of Discount Option Receivables relating to such Retailer at the end of the prior day (which amount, prior to the date on which Seller’s exercise of its discount option for such Retailer takes effect and with respect to Principal Receivables generated in such Retailer’s program prior to such date, shall be zero), plus (ii) the product of (A) the Discount Percentage for such Retailer and (B) the amount of Principal Receivables (before giving effect to the recharacterization referred to above) created on such day in such Retailer’s program, minus (iii) any Discount Option Receivables Collections (as defined below) received on such Date of Processing.

(c)           Notwithstanding clause (b), the portion of  Collections of Principal Receivables arising in Accounts relating to any Retailer as to which a Discount Percentage is in effect that shall be recharacterized as Collections of Finance Charge Receivables (“Discount Option Receivables Collections”) shall equal, on any Date of Processing on and after the date on which Seller’s exercise of its discount option for such Retailer takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables relating to such Retailer and the denominator of which is Gross Principal Balance for such Retailer, in each case (for both numerator and denominator) as most recently determined pursuant to clause (b) and (b) Collections of Principal Receivables relating to such Retailer (before giving effect to the recharacterization) received on such Date of Processing.

Section 2.9             Additional Sellers.  Seller may permit Originator to designate additional or substitute Persons to be included as “Sellers” under (and as defined in) the Bank Receivables Sale Agreement if the Rating Agency Condition is satisfied with respect to such designation.

Section 2.10           Additional Originators.  Seller may permit Monogram to designate additional or substitute Persons to be included as “Originators” under (and as defined in) the Bank Receivables Sale Agreement and this Agreement if the Rating Agency Condition is satisfied with respect to such designation.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1             Conditions to Initial Transfer.  The initial sale or conveyance hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by Buyer) as of the Closing Date:

(a)           Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Seller and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

(b)           Governmental Approvals.  Buyer shall have received satisfactory evidence that Seller has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(c)           Compliance with Laws.  Seller shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.2             Conditions to all Transfers.  Each sale hereunder (including the initial sale) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, except clause (b) below, may be waived in writing by Buyer) as of the Transfer Date therefor:

(a)           The representations and warranties of Seller contained herein or in any other Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale; and

(b)           Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by Seller of the sale, as applicable, of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by Seller that the conditions in clauses (a) and (b) of this Section 3.2 have been satisfied.

ARTICLE IV

OTHER MATTERS RELATING TO SELLER

Section 4.1             Merger or Consolidation of, or Assumption of the Obligations of, Seller, etc.

(a)           Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i)            the Person formed by such consolidation or into which Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of Seller hereunder;

(ii)           Seller has delivered to Buyer (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(iii)          the business entity into which Seller shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of Seller’s obligations under this Agreement and the other Related Documents;

(iv)          if Seller is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Buyer in the Transferred Assets, if any; and

(v)           prior written notice shall have been delivered to the Rating Agencies with respect to such merger, conveyance or transfer, and the Rating Agency Condition shall have been satisfied.

(b)           This Section 4.1 shall not be construed to prohibit or in any way limit Seller’s ability to effectuate any consolidation or merger pursuant to which Seller would be the surviving entity.

(c)           The obligations of Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of Seller hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 2.9 of this Agreement or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Seller delivers an Officer’s Certificate to Buyer indicating that Seller reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause (ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of Seller thereby conveyed.

ARTICLE V

BANKRUPTCY EVENTS

Section 5.1             Rights upon the Occurrence of a Bankruptcy Event.  If a Bankruptcy Event occurs with respect to Seller, Seller shall on the day any such event occurs, immediately cease to transfer Principal Receivables to Buyer and shall promptly give notice of such event to Indenture Trustee, Buyer and the Rating Agencies.  Notwithstanding any cessation of the transfer to Buyer of additional Principal Receivables, Principal Receivables transferred to Buyer prior to the occurrence of such Bankruptcy Event and Collections in respect of such Principal Receivables, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Buyer.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1             Representations and Warranties of Seller. (a)  To induce Buyer to accept the Transferred Assets, Seller makes the representations and warranties in subsections (i) through (viii) to Buyer, as of the Closing Date and each subsequent Transfer Date.

(i)            Valid Existence; Power and Authority.  Seller (A) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; and (C)  has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)           UCC Information.  The true legal name of Seller as registered in the jurisdiction of its organization, and the current location of Seller’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 6.1(a) and such location and address have not changed within the past 12 months.  In addition, Schedule 6.1(a) lists Seller’s (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

(iii)          Authorization of Transaction; No Violation.  The execution, delivery and performance by Seller of this Agreement and the other Related Documents to which Seller is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of Seller, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual restrictions binding on Seller, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iv)          Enforceability.  On or prior to the Closing Date, each of the Related Documents to which Seller is a party shall have been duly executed and delivered by Seller and each such Related Document shall then constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(v)           Accuracy of Certain Information.  All written factual information heretofore furnished by Seller to Buyer with respect to the Transferred Receivables for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified.

(vi)          Use of Proceeds.  No proceeds received by Seller under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(vii)         Judgment or Tax Lien.  Seller is not aware of any judgment or tax lien filing against Seller.

(viii)        Transferred Receivables.  With respect to Transferred Receivables and Additional Accounts, Seller represents and warrants that:

(A)          each Transferred Receivable satisfies the criteria for an Eligible Receivable as of the applicable Transfer Date;

(B)           this Agreement creates a valid and continuing security interest in the Transferred Receivables in favor of Buyer, which (x) with respect to Transferred Receivables existing as of the Closing Date and thereafter created in the Initial Accounts and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable upon execution of this Agreement against Seller and with respect to Transferred Receivables in Additional Accounts as of the

applicable Addition Date and thereafter created, and the Related Security and Collection with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable against Seller and as of the Addition Date, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described in Section  2.1 and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(C)           the Transferred Receivables constitute “accounts” within the meaning of UCC Section 9-102;

(D)          immediately prior to the conveyance of the Transferred Receivables pursuant to this Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Transferred Receivables free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances);

(E)           all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the conveyance by Seller of the Transferred Receivables to Buyer have been duly obtained, effected or given and are in full force and effect;

(F)           Seller has caused or will have caused, within ten (10) days of the Closing Date or the applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to Buyer under this Agreement in the Transferred Receivables arising in the Initial Accounts and Additional Accounts, respectively; and

(G)           subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables and Seller has not authorized the filing of and is not aware of any financing statements against Seller that included  a description of collateral covering the Transferred Receivables.

The representations and warranties described in this Section 6.1(a) shall survive the sale of the Transferred Assets to Buyer, any subsequent assignment or sale of the Transferred Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Assets.

(b)           Seller agrees that each Receivable in any Account sold by Monogram to Buyer pursuant to the Prior Transfer Agreement shall be deemed for all purposes (including the reassignment obligations under Section 2.7 and this Section 6.1) to have been sold by Seller to Buyer pursuant to this Agreement as of the day of such actual sale, as if this Agreement had been in effect on that day.

(c)           Upon discovery by Seller or Buyer of a breach of any of the representations and warranties by Seller set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other.  Seller agrees to cooperate with Buyer in attempting to cure any such breach.

(d)           If any representation or warranty of Seller contained in Section 6.1(a)(viii), is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable or any Account and as a result of such breach any Transferred Receivables in the related Account become Charged-Off Receivables or Buyer’s rights in, to or under such Transferred Receivables or the proceeds of such Transferred Receivables are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by Seller or receipt by Seller or a designee of Seller of notice thereof given by Buyer, then such Transferred Receivable shall be designated an “Ineligible Receivable” provided that such Transferred Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(e)           On the first Payment Date after any Transferred Receivable is designated as an Ineligible Receivable, Seller shall repurchase such Ineligible Receivable from Buyer by paying Buyer a cash purchase price. The purchase price for the Ineligible Receivables in any Account shall equal the Outstanding Balance of the Principal Receivables in such Account, plus the accrued Finance Charge Receivables in such Account as of the end of the Monthly Period prior to the repurchase date.

(f)            If any representation or warranty of Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Receivables transferred to Buyer by Seller or the availability of the proceeds thereof to Buyer, Seller shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), on the terms set forth below; provided that such Transferred Receivables will not be reassigned to Seller if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer’s

Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

Seller shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on such Business Day as Buyer shall designate following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount.  The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Transferred Receivables.

(g)           Upon the payment, if any, required to be made to Buyer as provided in Section 6.1(e) or 6.1(f), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Transferred Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof.  Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of such Transferred Receivables pursuant to this Section.

Section 6.2             Affirmative Covenants of Seller.  Seller covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balance of all Transferred Receivables have been reduced to zero:

(a)           Account Allocations.  If Seller is unable for any reason to transfer Transferred Receivables to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.1 or an order by any Governmental Authority that Seller not transfer any additional Principal Receivables to Buyer) then, in any such event:  (i) Seller agrees to allocate and pay to Buyer, after the date of such inability, all Collections with respect to Principal Receivables and all amounts which would have constituted Collections with respect to Principal Receivables but for Seller’s inability to transfer such Transferred Receivables (up to an aggregate amount equal to the amount of Principal Receivables held by Buyer on such date of inability); (ii) Seller agrees that such amounts shall be deemed Collections of Transferred Receivables; and (iii) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (i) and (ii), Principal Receivables (and all amounts which would have constituted Principal Receivables, but for Seller’s inability to transfer Transferred Receivables to Buyer) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with the Servicing Agreement, and all amounts that would have constituted Principal Receivables, but for Seller’s inability to transfer Transferred Receivables to Buyer shall be deemed to be Principal Receivables for the purpose of all calculations under the Related Documents.  If Seller is unable pursuant to any Requirement of Law to allocate Collections as described above, Seller agrees that it shall allocate collections, charge-offs and other incidents of the receivables in the Accounts between Transferred Receivables and other receivables outstanding in the Accounts on a basis reasonably intended to approximate the actual portions allocable to Transferred Receivables and other receivables, respectively.  The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to Buyer, or that would have been conveyed to Buyer but for the above described inability to transfer such Receivables, shall continue to be held by Buyer notwithstanding any cessation of the transfer of additional Principal Receivables to Buyer.  With respect to the Montgomery Ward program and Originator’s program for Home Depot U.S.A., Inc. existing on the Closing Date, Seller shall allocate collections, charge-offs and other incidents of the receivables in each such program between Transferred Receivables outstanding in that program and other receivables outstanding in that program on a basis reasonably intended to approximate the actual portions allocable to Transferred Receivables and other receivables, respectively.

(b)           Notice of Material Event.  Seller shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, Seller proposes to take with respect thereto:

(i)            any Litigation commenced or threatened against Seller or with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that Seller believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

(ii)           the commencement of a proceeding against Seller seeking a decree or order in respect of Seller (A) under the Federal Deposit Insurance Act or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Seller or for any substantial part of Seller’s assets, or (C) ordering the winding-up or liquidation of the affairs of Seller; or

(iii)          any default by Seller in performance of any of its obligations under this Agreement, any notice received by Seller from Originator relating to any default by Originator in performance of its obligations under the Bank Receivables Sale Agreement or any actual knowledge on the part of Seller of such Originator default.

(c)           Notice of Liens.  Seller shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(d)           Information for Reports.  Seller shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Receivables that Buyer shall reasonably request.

(e)           Deposit of Collections.  Seller shall transfer to Buyer or Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

(f)            Credit Card Program Agreement and Policies.  Seller shall enforce Originator’s obligation under the Bank Receivables Sale Agreement to comply with and perform its obligations under the Credit Card Program Agreements and the Contracts relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially or adversely affect the rights of Buyer.  Seller may permit Originator to change the terms and provisions of the Credit Card Program Agreements, the Contracts or the Credit and Collection Policies (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and periodic finance charges and other fees assessed thereon), but subject to Section 6.3(b) and only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between Originator and an unrelated third party or by the terms of the Credit Card Program Agreements.

Section 6.3             Negative Covenants of Seller.  Seller covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a)           Liens.  Seller shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.

(b)           Periodic Finance Charges and Other Fees.  Except as otherwise required by any Requirement of Law, or as is deemed by Originator to be necessary in order for it to maintain its credit card business, based upon Originator’s good faith assessment, in its sole discretion, of the nature of the competition in the credit card business, Seller shall not at any time permit Originator to reduce the periodic finance charges assessed on any Transferred Receivable or other fees on any Account if, as a result of such reduction, Seller’s reasonable expectation of the portfolio yield for any series of notes secured, directly or indirectly, by the Transferred Receivables, as of the date of such reduction would be less than the then base rate for that series, as determined in accordance with the terms of that series.  In any event, Seller shall not permit Originator to reduce the periodic finance charges assessed on any Transferred Receivable or other fees on any Account without the consent of Buyer, which consent Buyer shall provide unless the giving of such consent is prohibited by any agreement to which Buyer is a party.

(c)           UCC Matters.  Seller shall not change its state of organization or incorporation or its name such that any financing statement filed to perfect Buyer’s interests under this Agreement would become seriously misleading, unless Seller shall have given Buyer not less than 30 days’ prior written notice of such change.

(d)           No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets have been paid in full in cash, Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Seller’s right to pursue any other creditor rights or remedies that Seller may have under any applicable law.  Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller under this Section 6.3(d) shall survive the termination to this Agreement.

(e)           Sale Characterization.  For accounting purposes, Seller shall not account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale of each Transferred Receivable, as a true sale and/or absolute assignment of its full right, title and ownership interest in the related Transferred Assets to Buyer.  Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of the Transferred Receivables to Buyer.

Section 6.4             No-Petition Covenant of Buyer.  Buyer covenants and agrees that, from and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets have been paid in full in cash, Buyer shall not, directly or indirectly, institute or cause to be instituted against Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Buyer’s right to pursue any other creditor rights or remedies that Seller may have under any applicable law.  Without prejudice to the survival of any other agreement of the Buyer hereunder, the agreements and obligations of the Buyer under this Section 6.4 shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1             Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

If to Seller:

RFS HOLDING, L.L.C.
1600 Summer Street, 6th Floor
Stamford, CT 06927
Attention:                                         Manager - Securitization
Telephone:            (203) 357-4756
Facsimile:               (203) 357-6796

with a copy to:

General Electric Capital Corporation
1600 Summer Street, 4th Floor
Stamford, CT  06927
Attention:              Portfolio Manager
Telephone:            (203) 357-4328
Facsimile:               (203) 961-2953

If to Buyer:

RFS FUNDING TRUST
c/o Deutsche Bank Trust Company Americas
Corporate Trust and Agency Services — Structured Finance Services
60 Wall Street, 26th Floor
MS NYC60-2606
New York, New York 10005
Attention:              Susan Barstock
Telephone:            (212) 454-4298
Facsimile:               (212) 797-8606

with a copy to:

General Electric Capital Corporation, as Administrator, and
Monogram Credit Card Bank of Georgia, as Servicer
7840 Roswell Road, Bldg. 100, Suite 210

Atlanta, Georgia  30350
Attention:              Chief Financial Officer
Telephone:            (770) 353-5337
Facsimile:               (770) 353-2464

Section 7.2             No Waiver; Remedies.  (a) Either party’s failure, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements, warranties, covenants and representations of either party contained in this Agreement, and no breach or default by either party hereunder or thereunder, shall be deemed to have been suspended or waived by the other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b)           Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

Section 7.3             Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, except as otherwise provided herein.  Except as provided below and in Sections 2.9 or 4.1 of this Agreement, neither Buyer nor Seller may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder, without (i) satisfying the Rating Agency Condition and (ii) obtaining the prior express written consent of the other party.  Any such purported assignment, transfer, hypothecation or other conveyance by Seller without the prior express written consent of Buyer and the satisfaction of the Rating Agency Condition (if applicable) shall be void.  Seller acknowledges that under the Funding Agreement and the Indenture Security Agreement, Buyer will grant security interests in its rights granted hereunder to the Lender and the Indenture Trustee, and upon any exercise of remedies with respect to such security interests, the Lender and the Indenture Trustee shall have, to the extent of such assignment, all rights of Buyer hereunder and such transferee may in turn transfer such rights.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Seller and Buyer with respect to the transactions contemplated hereby, and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

Section 7.4             Termination.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of the Buyer as provided in the Trust Agreement and (b) the date selected by Seller upon prior notice thereof to Buyer (such date the “Agreement Termination Date”).

Section 7.5             Survival.  Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Seller under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Seller or the rights of Seller relating to any unpaid portion of any and all obligations of Seller to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date.  Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Seller, and all rights of Seller hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(d), 7.3, 7.11 and 7.13 shall be continuing and shall survive any termination of this Agreement.

Section 7.6             Complete Agreement; Modification of Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto.  The parties shall give prior written notice of any material amendment of this Agreement to the Rating Agencies.

Section 7.7             GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF SELLER ARISING HEREUNDER OR TO

ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.8             Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 7.9             Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.10           Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.11           No Setoff.  Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Seller might have against Buyer, all of which rights are hereby expressly waived by Seller.

Section 7.12           Confidentiality.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY CONTAINED HEREIN, SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE, OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION.  THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER SECTION 6011 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSE.  IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

Section 7.13           Further Assurances.  (a) Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder.  Seller hereby authorizes Buyer to file any such financing or continuation statements without the signature of Seller to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law.  If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon Seller’s receipt thereof and promptly delivered to or at the direction of Buyer.

(b)           If Seller fails to perform any agreement or obligation under this Section 7.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by Seller upon demand of Buyer.

(c)           Seller shall deliver to Buyer (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit C; (ii) on each Addition Cut-Off Date on which any Additional Accounts are to be designated as Accounts pursuant to Section 2.6, an Opinion of Counsel substantially in the form of Exhibit D; and (iii) on or before March 31 of each year following the year in which the Closing Date occurs, an Opinion of Counsel substantially in the form of Exhibit E.

Section 7.14           Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

Section 7.15           No Indirect or Consequential Damages.  NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

Section 7.16           Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Trustee of Buyer, and in no event shall Deutsche Bank Trust Company Delaware, in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.  For all purposes of this Agreement, in the performance of any duties or obligations of Buyer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VIII of the Trust Agreement.

IN WITNESS WHEREOF, Seller and Buyer have caused this Receivables Purchase and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

RFS HOLDING, L.L.C., as Seller

By:	/s/ Iain J. Mackay
Name:	Iain J. Mackay
Title:	Chief Financial Officer and Manager

RFS FUNDING TRUST, Buyer

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Trustee on behalf of the Borrower

By:	/s/ Eileen M. Hughes
Name:	Eileen M. Hughes
Title:	Vice President

S-1

SCHEDULE 1

LIST OF ACCOUNTS

The initial Account Schedule consists of the following compact disks delivered to Deutsche Bank Trust Company Delaware, as trustee, in connection with the Prior Transfer Agreement:  (a) two disks listing the “Designated Accounts” under the Prior Transfer Agreement as of December 30, 2002 and (b) one disk listing additional “Designated Accounts” that were designated under the Prior Transfer Agreement in March, 2003.  The initial Account Schedule does not identify the aggregate amount of receivables in the Accounts described therein.

SCHEDULE 6.1(a)

SELLER’S UCC INFORMATION

Legal Name

RFS Holding, L.L.C.

Jurisdiction of Organization

Delaware

Address of Chief Executive Officer

1600 Summer Street, 6th Floor
Stamford, CT 06927

EXHIBIT A

FORM OF ASSIGNMENT OF TRANSFERRED RECEIVABLES
IN ADDITIONAL ACCOUNTS

(As required by Section 2.6 of the Agreement)

ASSIGNMENT No.        OF TRANSFERRED RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of                     , by and among RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Seller (“Seller”) and RFS FUNDING TRUST (“Buyer”), pursuant to the Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of June 27, 2003 (as it may be amended and supplemented from time to time the “Agreement”); and

WHEREAS, pursuant to the Agreement, Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Transferred Receivables in such Additional Accounts that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.             Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, [                    ], 20[      ].

“Addition Cut-Off Date” means, with respect to Additional Accounts designated hereby, [        ], 20[   ].

“Notice Date” means, with respect to the Additional Accounts designated hereby, [                    ], 20[      ].

2.             Designation of Additional Accounts.  The Accounts listed on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement.  Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3.             Conveyance of Receivables.  (a)  Seller does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Receivables in such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the Agreement Termination Date, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing.  The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b)           Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Buyer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date.  Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c)           In connection with such assignment, Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate and cause Servicer to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(d)           Seller does hereby grant to Buyer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Additional Accounts existing on the Addition Date and thereafter created, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds relating thereto and all proceeds of the foregoing.  This Assignment constitutes a security agreement under the UCC.

4.             Acceptance by Trustee.  Trustee hereby acknowledges its acceptance in trust of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment. Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Seller delivered to it the Account Schedule described in Section 2 of this Assignment.

5.             Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Addition Date:

(a)           This Assignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)           each of the Transferred Receivables satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(c)           each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account,

(d)           no selection procedures believed by Seller to be materially adverse  to the interests of Buyer or any of its creditors were utilized in selection the Additional Accounts from the available Eligible Accounts;

(e)           as of the Addition Date, Seller is solvent;

(f)            the Account Schedule delivered pursuant to this Assignment, is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identify of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(g)           the Agreement and this Assignment creates a valid and continuing security interest in the Receivables in the Additional Accounts in and the Related Security and in Collection with respect thereto and, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof in favor of Buyer and is enforceable against creditors of and purchasers of Seller with respect to the Receivables and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and the proceeds thereof, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(h)           the Transferred Receivables constitute “accounts” within the meaning of UCC Section 9-102;

(i)            immediately prior to the conveyance of the Receivables pursuant to this Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances); and

(j)            subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Seller had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables.  Seller has not authorized the filing of and is not aware of any financing statements against Seller that included  a description of collateral covering the Transferred Receivables.

6.             Amendment of the Agreement.  The Agreement is hereby amended to provide that all references therein, to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7.             Counterparts.  This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.             GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.             Limitation of Liability of the Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Trustee of Buyer, and in no event shall Deutsche Bank Trust Company Delaware, in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.  For all purposes of this Agreement, in the performance of any duties or obligations of Buyer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VIII of the Trust Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Transferred Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Seller

By:
Name:
Title:

RFS FUNDING TRUST, Buyer

By: GENERAL ELECTRIC CAPITAL CORPORATION, as Administrator on behalf of the Borrower

By:
Name:
Title:

Schedule I
to Assignment of Transferred Receivables
in Additional Accounts

ADDITIONAL ACCOUNTS

EXHIBIT B
to
TRANSFER AGREEMENT

FORM OF REASSIGNMENT OF RECEIVABLES
IN REMOVED ACCOUNTS

(As required by Section 2.7 of the Agreement)

REASSIGNMENT No.            OF RECEIVABLES IN REMOVED ACCOUNTS dated as of               , by and among RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Seller (the “Seller”), and RFS FUNDING TRUST (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of June 27, 2003 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS pursuant to the Agreement, Seller wishes to remove from Buyer all Transferred Receivables owned by Buyer in certain designated Accounts and to cause Buyer to reconvey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to Seller; and

WHEREAS Buyer is willing to accept such designation and to reconvey the Transferred Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.             Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,              ,         .

“Removal Notice Date” means, with respect to the Removed Accounts                      ,         .

2.             Designation of Removed Accounts.  Schedule 1 to this Reassignment, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3.             Conveyance of Transferred Receivables.  (a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b)           In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in the Transferred Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4.             Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Removal Date:

(a)           Legal Valid and Binding Obligation.  This Reassignment Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b)           Early Amortization Event.  Seller reasonably believes that (i) the removal of the Transferred Receivables existing in the Removed Accounts will not, based on the facts known to the Seller, then or thereafter cause an Early Amortization Event to occur with respect to any series, (ii) no selection procedure believed by Seller to be materially adverse to the interests of Buyer or any of its creditors has a been used in removing Removed Accounts from among any pool of Accounts of a similar type (it being understood that Seller will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) as of the Removal Date and (iii) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal on a random basis or another basis that Seller believes is consistent with achieving derecognition of the Transferred Receivables under GAAP;

(c)           List of Removed Accounts.  The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Accounts as of the Removal Date; and

(d)           Receivables Tests.  The Aggregate Outstanding Balance of Principal Receivables in the Removed Accounts did not exceed the lesser of (i) the Free Equity Amount over the Minimum Free Equity Amount or (ii) the excess of the Note Trust Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period.

5.             Amendment of the Agreement.  The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment.  Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.             Counterparts.  This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment Of Receivables in Removed Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Seller

By:
Name:
Title:

RFS FUNDING TRUST, Buyer

By: GENERAL ELECTRIC CAPITAL CORPORATION, not in its individual capacity but solely as Administrator on behalf of the Buyer

By:
Name:
Title:

Schedule 1
to Reassignment Agreement

REMOVED ACCOUNTS

EXHIBIT C

FORM OF OPINION OF COUNSEL WITH RESPECT
TO AMENDMENTS

(Provisions to be included in
Opinion of Counsel to be delivered pursuant
to Section 7.13(c)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on the Closing Date.

(i)            The amendment to this Agreement attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors’ rights generally or the rights of creditors of national banking associations.  The enforceability of the obligations of Seller is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(ii)           The Amendment has been entered into in accordance with the terms and provisions of Section 7.2 of this Agreement.

EXHIBIT D

FORM OF OPINION OF COUNSEL WITH RESPECT
TO ADDITION OF ADDITIONAL ACCOUNTS

(Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 7.13(c)(ii))

The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

1.             The provisions of the Receivables Purchase and Contribution Agreement are effective under the UCC to create in favor of Buyer a valid security interest in Seller’s rights in the Transferred Receivables in such Additional Accounts and the identifiable proceeds thereof (the “Specified Assets”).

2.             The security interest in the Specified Assets created by the Receivables Purchase and Contribution Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion.  Based solely upon our review of the UCC Searches as described and defined in such opinion, such perfected security interest in the Specified Assets is prior to any other security interest granted by Seller that is perfected solely by filing of Financing Statements in the Search Offices as described and defined in such opinion that covers the Specified Assets.

EXHIBIT E

PROVISIONS TO BE INCLUDED IN
ANNUAL OPINION OF COUNSEL

(To be delivered pursuant to Section 7.13(c)(iii))

The opinion set forth below may be subject to certain qualification, assumptions, limitations and exceptions taken or made in the opinion of counsel to otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase and Contribution Agreement.

Assuming that all relevant conditions specified in the Prior Opinion as described and defined in such opinion addressing the security interest of Seller remain with respect to the Transferred Receivables in the Accounts and the proceeds thereof (the “Specified Assets”) and the manner in which it is held still exists and that no circumstance has occurred that would render the facts upon which the Prior Opinion relied incorrect, we are of the opinion that no further actions are necessary on the date hereof to perfect or continue the perfection status of the security interest of Seller in the Specified Assets.